                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT           FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         North East Insurance Company
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

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   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                          NORTH EAST INSURANCE COMPANY

                   SUBSTITUTE ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that a Substitute Annual Meeting of Shareholders of North East Insurance Company will be held at the Radisson Eastland Hotel, 157 High Street, Portland, Maine at 9:30 a.m. on November 15, 1995 to conduct the following business:

1.  To elect directors;

2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants to the Company for the year ending December 31, 1995;

3.  To consider approval of a Stock Option Plan; and

4. To conduct any other business which may lawfully come before said meeting. Dated at Scarborough, Maine this 12th day of October, 1995.


                             NORTH EAST INSURANCE COMPANY



                             By:_________________________________
                                 Robert G. Schatz, President

                          NORTH EAST INSURANCE COMPANY
                           482 Payne Road, 4th Floor
                                 P.O. Box 1418
                            Scarborough, Maine 04074

                                PROXY STATEMENT
                                      FOR
                   SUBSTITUTE ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held November 15, 1995


                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of North East Insurance Company ("NEIC" or the "Company") for use at the Substitute Annual Meeting of Shareholders (the "Meeting"). The Meeting will be held at the Radisson Eastland Hotel, 157 High Street, Portland, Maine at 9:30 a.m. on November 15, 1995.

     When properly executed and returned, the enclosed proxy will be voted in accordance with the choices marked. If no choice is specified, the proxy will be voted as recommended by the Board of Directors. A proxy may be revoked at any time before it is voted. Shareholders may revoke their proxies by delivering written notice to the Clerk of the Company prior to the vote on a given matter, by submitting a later dated proxy at or before the Meeting, or by voting in person at the Meeting.

     The record date for determining shareholders entitled to vote at the Meeting (and any adjournment thereof) is September 29, 1995. All shareholders of record as of the close of business on that date will be entitled to cast one vote per share. This Proxy Statement and the accompanying form of proxy for the Meeting are first being mailed to shareholders on or around October 12, 1995.

     A description of matters to be voted upon begins at page 7 of this Proxy Statement. Certain information concerning share ownership, management, and compensation appears below.

                           OWNERSHIP OF COMMON STOCK

     As of the record date noted above, a total of 2,992,314 shares of North East Insurance Company common stock were outstanding. The common stock is entitled to one vote per share and is the only class of NEIC stock outstanding. Set forth below, as of the record date, is information concerning the only persons known to the Company to beneficially own more than five percent of the outstanding shares.

                                 Number of Shares     Percent of
Name and Address                Beneficially Owned   Outstanding
----------------                ------------------   -----------
Bernard D. Gershuny                 810,000 (1)         27.1%
2519 N.W. 10th Street
Delray Beach, Florida

First National Life &               215,000 (2)          7.2%
Casualty Assurance Company, Ltd.
St. Michael, Barbados, West Indies

William T. Tanner                   178,750 (3)          6.0%
840 Augusta Drive
Houston, Texas

W.A. Financial, Inc.                155,280 (4)          5.2%
2656 S. Loop W. #103
Houston, TX 77054
---------------

(1) Based on information currently available to it, NEIC believes that these shares are held in a non-voting trust, the trustee of which is Stephen F. Dubord, Esq., Marden, Dubord, Bernier & Stevens, 44 Elm Street, Waterville, Maine 04901. Mr. Gershuny's shares were placed in trust pending approval of his acquisition under Maine and New York insurance laws relating to a proposed change in control in NEIC. The trust is of unspecified duration. The Maine Superintendent of Insurance has issued an order that effectively prohibits Mr. Gershuny or the trustee from voting the shares or otherwise exercising any control over NEIC. These shares may be subject to claims or obligations in favor of creditors that are parties to the bankruptcy proceeding of American Motor Club, Inc. ("AMC").

  On November 22, 1993, Mr. Gershuny entered into agreements with William T. Tanner and his affiliate, Buckingham Capital Corporation ("Buckingham"), to sell 241,000 shares to Mr. Tanner and 568,500 shares to Buckingham. Those arrangements were subject to various conditions, including the condition that Mr. Tanner and his affiliates apply for and receive prior regulatory approval from the Maine Bureau of Insurance. The Form A application for such approval has since been withdrawn and dismissed, and to NEIC's knowledge Mr. Tanner and Buckingham have abandoned the planned purchase of Mr. Gershuny's shares.

  NEIC has been advised that Mr. Gershuny has recently entered into a contract to sell his shares to a group consisting of Robert S. Nichols, Albert E. Gibbons, David D. Chase, and perhaps other unnamed investors (the "Nichols Acquisition Group"). Consummation of this transaction is subject to various contractual conditions, including the condition that the Nichols Acquisition Group apply for and receive prior regulatory approval from the Superintendents of Insurance in Maine and New York. A Form A application seeking such approval has recently been filed with the Maine Bureau of Insurance, and the Company has been advised that a Form A application will also be filed with the New York Insurance Department. The Company has further been advised that members of the Group currently own 5,000 shares of NEIC common stock, representing less than 0.2% of the total outstanding shares of such stock.

(2) NEIC has been advised that the some or all of these shares are subject to claims or obligations in favor of creditors in the AMC bankruptcy proceeding, and that a committee of creditors in that proceeding is seeking to obtain ownership of such shares so that the shares can be offered for sale.

  NEIC has also been advised that the Nichols Acquisition Group (see note (1) above) is seeking to purchase these shares from the creditors' committee.

(3) Information regarding Mr. Tanner's beneficial ownership is given on the basis of the Schedule 13D report of Mr. Tanner dated November 30, 1993, a Form A application dated February 15, 1994 filed by his affiliate, Chesapeake Capital Group, Inc. ("Chesapeake"), with the Maine Bureau of Insurance, and certain correspondence filed with Chesapeake's prior Form A application. NEIC believes that Mr. Tanner may have reduced his ownership of stock in recent months, but the Company has received no written confirmation thereof. As described above in note (1), Mr. Tanner and Buckingham had entered into contracts to purchase shares of NEIC common stock owned by Mr. Gershuny through a non-voting trust, but those purchases were never consummated and, to NEIC's knowledge, have since been abandoned.

(4) Information regarding W.A. Financial's beneficial ownership is given on the basis of its Schedule 13D report dated August 4, 1995. The Company believes that W.A. Financial is an affiliate of Michael E. Watts of Texas Capital Securities, Inc. Texas Capital is a registered securities broker-dealer and is one of the primary market makers for the Company's common stock.

     The following table shows, as of the record date, the number of shares of NEIC common stock which, to the Company's knowledge, were beneficially owned by directors and executive officers of the Company, and by each other person who is a nominee for director. Except as otherwise indicated, the persons named each owned less than one percent of the outstanding common stock of the Company.

                                  Number of Shares       Percent of
Name                            Beneficially Owned(1)   Outstanding(1)
----                            ---------------------   --------------
Robert G. Schatz                       61,101                2.0%
Rebecca J. Cerny                          200
James L. Pierce                           300
Edward L. Dilworth, Jr.                12,000
Andrew Greenbaum                            0
Joseph M. Hochadel                          0
Bruce H. Suter                              0

Edward B. Batal(2)                          0
David E. Chase(2)(3)                    5,000
Terence C. Cummings(2)                      0
Robert A. Hancock(2)                        0
Wilson G. Hess(2)                           0

All directors, nominees and
executive officers as a group          78,601                 2.6%
---------------

(1) Includes shares owned by spouses or other relatives residing in the same household, and by entities owned or controlled by the person named.

(2)  Nominee but not currently a director or executive officer.

(3) Mr. Chase is a member of a group (the Nichols Acquisition Group) that is seeking to purchase approximately 1,025,000 shares of NEIC common stock from two large holders of stock. This purchase is subject to various conditions that have not yet been satisfied, including the requirement that the Group receive regulatory approval from the Maine Bureau of Insurance and the New York Insurance Department. See note (1) on page 2 above.

                             THE BOARD OF DIRECTORS

     The Company's bylaws provide that all directors of the Company are to be elected each year at an annual meeting of shareholders. The Company last held an annual meeting in 1992. Presently the Company's Board of Directors consists of the following persons:

     ROBERT G. SCHATZ, age 49, President and Chief Executive Officer, Chairman of the Board, and a Director. Mr. Schatz was elected as a Director in December 1987. He was elected President and Chief Executive Officer in March 1988.

     REBECCA J. CERNY, age 42, Vice President and a Director. Ms. Cerny has been an officer since 1981 and was promoted to Vice President in March 1989. She became a Director in 1986.

     EDWARD L. DILWORTH, JR., age 53, was first elected as a Director in March 1990, and previously had served as a Director from 1982 to 1985. He is Division President of Oxford Bank & Trust, a division of Peoples Heritage Bank. Mr. Dilworth has been employed by Oxford Bank & Trust since 1972.

     ANDREW GREENBAUM, age 74, Director. Mr. Greenbaum was first elected as a Director in March 1987. Currently retired, he was formerly the President of Pearland Transfer Corp., an insurance brokerage firm, from 1984 until 1990. He became a licensed insurance broker in 1962.

     JOSEPH M. HOCHADEL, age 47, has served as a Director since November 1990, and previously had served as a Director from 1981 to 1986. Since 1981 he has been a Partner with Monaghan, Leahy, Hochadel & Libby, a Portland, Maine law firm. Mr. Hochadel's firm performs substantial legal services for the Company, and in 1994 that firm received approximately $150,000 in legal fees from NEIC.

     JAMES L. PIERCE, age 67, Assistant Vice President and a Director. Mr. Pierce joined the Company in 1975 and has been an officer since December 1981 and a Director since April 1985.

     BRUCE H. SUTER, age 74, was first elected as a Director in March 1990. Mr. Suter was a Vice President of Stone & Webster Management Consultants, a management consulting firm, from 1985 until his retirement in December 1993. Prior to joining Stone & Webster, Mr. Suter was President and Chief Executive Officer of Ebasco Risk Management Consultants, Inc. and Associated Consulting Management of Ebasco, Ltd.

     Directors who are not employees of the Company receive directors' fees at the rate of $3,000 per annum, plus $250 per meeting attended.

     The Board of Directors held a total of three meetings in 1994 and four meetings to date in 1995. Each Director was present at 75% or more of the total number of Board meetings he or she was eligible to attend in each year.

     Over the past several years, the Board has not maintained any standing committees with delegated authority to act on behalf of the Board. Recently, however, the Board voted to authorize the establishment of five standing committees, those being a Finance Committee, an Audit Committee, a Claims Committee, an Underwriting Committee, and an Executive Committee. These committees are to be constituted following the election of directors at the upcoming Meeting, at which time the Board shall determine the duties and powers of each committee.

                           EXECUTIVE COMPENSATION AND
                                RELATED MATTERS

     Set forth below is certain information concerning the compensation of Robert G. Schatz, the President and Chief Executive Officer of the Company. No other executive officer of the Company received more than $100,000 of annual compensation for any of the past three years.

                           Summary Compensation Table

                           Annual Compensation
                     ------------------------------      All Other
Name                 Year        Salary       Bonus    Compensation
----                 ----        ------       -----    ------------
Robert G. Schatz     1994       $150,000     $  -0-       $  -0-
                     1993       $150,000     $13,472      $  -0-
                     1992       $155,280     $  -0-       $  -0-

     Mr. Schatz has an Employment Agreement with the Company through February 29, 1996. The agreement provides for a base salary of $175,000 per annum commencing in 1991, subject to annual adjustments based on increases (if any) in the Bureau of Labor Statistics Consumer Price Index and an amount of profit-sharing based on a sliding scale between 4% and 6% of the net after-tax profits of the Company before extraordinary items. Profit-sharing payments are to be made in the form of NEIC common stock and cash. Under certain conditions following a change in control, Mr. Schatz may be entitled to a lump sum cash payment of 200% of his average annual compensation with the Company over a five-year period. The agreement provides for severance pay of one year's salary in the event of termination without cause or termination upon disability. The Employment Agreement originally contemplated that Mr. Schatz was to receive an option for 200,000 shares of NEIC common stock, subject to shareholder approval of a certain stock option plan in 1991. The agreement further provided that if for any reason the shareholders failed to approve the option plan, the Company would put in place "a substitute arrangement designed to give [him] a comparable opportunity." Due to the absence of a quorum shareholder approval was not obtained as planned, and substitute arrangement has been implemented. Effective February 17, 1992 Mr. Schatz, on his own initiative, reduced his compensation to $150,000 per annum for an unspecified period.

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and certain significant shareholders of the Company to file reports with the Securities and Exchange Commission concerning their ownership of NEIC common stock and changes in such ownership. Based solely on a review of Form 3 and 4 reports and amendments thereto furnished to the Company in 1994 and Form 5 reports and amendments thereto and certain written representations furnished to it in 1995, the Company believes that all Section 16(a) filings by such persons for 1994 were made in a timely manner, except that (i) Mr. Schatz was late in filing Form 5 for an acquisition of 4,311 shares of common stock from NEIC in May 1994 as part of its 1993 profit-sharing bonus and (ii) Mr. Hochadel was late in filing Form 4 and Form 5 for a sale of 6,000 shares of common stock in January 1994. Both transactions have since been reported.

                         SUMMARY OF ACTIONS TO BE TAKEN

Election of Directors

     The Company's articles of incorporation provide for a Board of Directors of not fewer than 7 nor more than 21 members, as from time to time determined by resolution of the Board of Directors or by the shareholders. Directors are elected at each Annual Meeting of Shareholders for one year terms.

     A resolution will be offered at the Meeting to establish the number of directors at ten and to elect the following ten persons as directors:

Robert G. Schatz, Joseph M. Hochadel, Edward L. Dilworth, Jr., Andrew Greenbaum, Bruce H. Suter, Edward B. Batal, David D. Chase, Terence P. Cummings, Robert A. Hancock, and Wilson G. Hess

     The foregoing individuals have each consented to be named as nominees and to serve as directors if elected. Biographical information concerning Messrs. Schatz, Dilworth, Hochadel, and Suter appears at pages 3-4 above. Messrs. Batal, Chase, Cummings, Hancock, and Hess have not previously served on NEIC's Board of Directors. Information concerning these individuals is set forth below:

     EDWARD B. BATAL, age 55, is President of Batal Agency, an insurance agency and real estate broker in Sanford, Maine. He has been President of the agency since 1964.

     DAVID D. CHASE, age 39, is a Manager with Berry, Dunn, McNeil & Parker, an accounting firm in Portland, Maine. Mr. Chase has been a Certified Public Accountant in Maine since 1987.

     TERENCE P. CUMMINGS, age 41, is a Partner with Ohrenstein & Brown, a law firm in New York City. He has been a practicing attorney since 1982.

     ROBERT A. HANCOCK, age 42, is President of Hancock, Carameros & Rawls, P.C., an accounting firm in Houston, Texas. Mr. Hancock was an auditor with Ernst & Ernst in Houston from 1975 to 1978, and has been with his current firm since 1978.

     WILSON G. HESS, age 43, has served as President of Unity College in Unity, Maine since 1990. After starting as a professor at the college in 1977, he later became Department Chairman (1985-88) and then Dean of Academic Affairs (1988-89). From 1989 to 1990 he served as Dean of Sterling College in Craftsbury, Vermont.

     Mr. Chase is a member of a group (the Nichols Acquisition Group) that on September 21, 1995 filed a Form A application with the Maine Insurance Bureau, seeking regulatory approval to purchase 810,000 shares from the trustee for Bernard D. Gershuny and an additional 215,000 shares from a creditors committee in the AMC bankruptcy proceeding. See note (1) on page 2 above. The Nichols Acquisition Group has stated its intention to assist the Company in raising approximately $3.5 million in new capital through a public offering of common stock or other securities on terms to be determined at a later date. The Board of Directors of the Company has met with the members and advisors of the Group to discuss their intentions in this regard and to discuss other elements of the Form A application. As of the date of this Proxy Statement, the NEIC Board has taken no position supporting or opposing the Group's Form A application, and discussions with the Group are ongoing. Mr. Chase has represented to the Board that he would be willing to serve as a director of NEIC even if the Form A application were to be denied or withdrawn. In the event that the Company were to take a position opposing the Group's Form A application and if such application were still pending at the time of the Substituted Annual Meeting, Mr. Chase's election as a director could involve certain conflicts of interest.

     The shares sought to be purchased by the Nichols Acquisition Group represent approximately 34.3% of the total NEIC shares outstanding. If purchase of this block of stock is approved by insurance regulators and is consummated, the Group would be by far the largest shareholder of the Company and might thereby possess sufficient voting power to be, effectively, in a position thereafter to control the election of directors at subsequent annual meetings of shareholders. The Group has stated its intention to seek to replace the current Chief Executive Officer of the Company (Mr. Schatz) if the Group succeeds in purchasing the shares in question.

     Mr. Batal's insurance agency is an agent of NEIC, and he derives commissions from the sale of NEIC insurance products.

     Mr. Cummings and his law firm perform legal services for the Company in New York, earning fees for such services.

     Mr. Schatz serves on the Board of Trustees of Unity College. Mr. Hess is President of the college.

     Each director position will be filled by plurality vote. Abstentions and broker non-votes will not affect the tally of votes cast in the election. (A broker non-vote occurs when a broker, or other fiduciary, votes on at least one matter but lacks authority to vote on another matter.)

          The Board of Directors recommends a vote "for" the election of each of the nominees listed above.

Ratification of Accountants

     The shareholders will be asked to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1995. Coopers & Lybrand has served as the Company's independent accountants since 1981. One or more representatives of Coopers & Lybrand will be present at the Meeting, will have an opportunity to make a statement to the Meeting if they desire to do so, and will be available to respond to appropriate questions.

          The Board of Directors recommends a vote "for" ratification of the appointment of Coopers & Lybrand.

Approval of NEIC Stock Option Plan

     Subject to shareholder approval, the Board of Directors of the Company has adopted the North East Insurance Company Stock Option Plan. The purpose of the Plan is to provide outside directors and key employees of the Company with additional incentives to contribute to the success of the Company and to assist the Company in attracting and retaining qualified directors and employees. If approved by shareholders at the Meeting, the Plan is to become effective January 1, 1996.

     The Plan provides for awards of Incentive Stock Options, Nonqualified Stock Options, and Stock Appreciation Rights. Incentive Stock Options and Nonqualified Stock Options represent the right to purchase NEIC common stock at a designated option price per share. (These two types of options have different tax consequences, as described below.) Stock Appreciation Rights represent the right to receive a future payment in an amount which is determined by reference to the value of a share of common stock.

     NEIC common stock issuable under the Plan is limited to 600,000 shares in the aggregate. (As of the record date for this Meeting, there were 2,992,314 shares outstanding.) In the event that a participant surrenders previously owned NEIC common stock in full or partial payment of the exercise price of an option under the Plan, only the net number of shares issued upon exercise will be counted toward this limitation. In the event of a stock split or other pro rata change in the number of shares owned by shareholders, the limitation on shares issuable under the Plan will be adjusted proportionately.

     The Plan states that it is to be administered by a Committee of two or more non-employee directors appointed by the Board of Directors. The Committee will have full authority to interpret the Plan and to establish rules and regulations governing the administration of the Plan.

     Awards Under the Plan. The Plan provides for periodic "formula awards" to non-employee directors of the Company. Awards of Nonqualified Stock Options will be made at the end of each calendar quarter, entitling the director to purchase a specified number of shares of NEIC common stock at an option price per share equal to 100% of the fair market value of a share on the last trading day of the quarter; each such option will become exercisable one year after the date of grant and will terminate if not exercised within ten years after grant. Presently the Company has four non-employee directors. If the persons nominated for election as described above, the Company will then have nine non-employee directors.

     Employees of the Company may receive Incentive Stock Options, Nonqualified Stock Options, or Stock Appreciation Rights under the Plan, or a combination thereof. The Committee has discretion to determine which employees of the Company shall be granted awards under the Plan, the time or times at which awards shall be granted, and the terms, conditions, and restrictions of each award. Presently, the Company has approximately 42 employees who would be eligible to receive awards under the Plan.

     Employees may be awarded either Incentive Stock Options or Nonqualified Stock Options, in each case carrying an option price of not less than 100% of the fair market value per share on the date of grant. The term of each option shall be set forth in an option agreement. No Incentive Stock Option may be exercised more than ten years after the date of grant, and no Incentive Stock Option may be granted to any employee who, at the time of grant, owns more than 10% of the outstanding voting stock of the Company.

     Employees may also be awarded Stock Appreciation Rights entitling the holder to receive payment of an amount equal to the excess of (i) the fair market value per share of NEIC common stock on the date of exercise over (ii) the grant price of the right (which price may not less be than 100% of the fair market value of the common stock on the date of grant). The terms of a Stock Appreciation Right shall be set forth in an SAR agreement. The Committee has discretion to determine the grant price and term within which, and conditions upon which, the right may be exercised.

     Payment to the Company for exercise of an Incentive Stock Option or Nonqualified Stock Option may be made in cash, Company stock, or a combination thereof. Payment upon exercise of a Stock Appreciation Right is to be made in cash, stock, or a combination thereof, as specified in the SAR agreement.

     The Board has not yet established the number of shares that would be granted to non-employee directors on a formula basis. It is contemplated that this determination will be made by the Board following the election of new directors at the upcoming Meeting, and that such determination will itself be subject to shareholder approval at the 1996 Annual Meeting of Shareholders.
The Plan states that no non-employee director may be granted options under the Plan in a given year for stock exceeding one-half of 1% of the number of shares of common stock outstanding at the beginning of such year. Moreover, the formula by which awards are to be made may in no event be changed more than once in any given six month period (except such changes as will not disqualify the awards as "formula awards" for purposes of Rule 16b-3 promulgated by the Securities and Exchange Commission).

     The amount and terms of awards to employees (including employees who are also directors) are discretionary with the Committee and have not yet been determined.

     Effect of Termination of Employment. Termination of an employee-participant's employment will generally affect the exercisability of an outstanding option or Stock Appreciation Right. If an employee ceases to be employed by the Company, any outstanding award to him or her may be exercised within three months thereafter (or, in the case of death or disability, one year thereafter), but only to the extent that the award was exercisable when employment ceased. The option agreement or SAR agreement may provide for a different expiration date in the event of termination of employment for any reason.

     In the case of formula awards to directors, termination of the participant's status as a non-employee director does not affect the exercisability of the award.

     Effect of a Change in Control. The Plan provides that upon a Change in Control Event (as defined), and except as the terms of the option agreement or SAR agreement otherwise provide and except for formula awards to non-employee directors, all outstanding options and rights not previously exercisable shall become immediately exercisable by the holder. These provisions are generally triggered by a merger or other reorganization in which the Company is not the surviving or continuing corporation (except for certain transactions involving the formation of a holding company for NEIC) or by substantial changes in the composition of the Board which have not been approved in advance by independent directors of the Company. In view of the limited number of shares available for issuance under the Plan, acceleration of the exercisability of awards is not expected to have a material effect on any proposed change in control.

     The Company is currently the subject of a Form A application by the Nichols Acquisition Group. The Group is seeking regulatory approval for the purchase of a block of shares constituting approximately 34.3% of the total NEIC shares outstanding. The purchase of a large block of stock does not, in and of itself, constitute a Change in Control Event under the Plan. However, a substantial change in the composition of the Board of Directors could constitute a Change in Control Event, unless the new directors were nominated or approved by independent directors previously in office.

     Tax Consequences of an Award. For federal tax purposes, a participant generally will not realize income at the time a Nonqualified Stock Option or Stock Appreciation Right is granted. When the participant exercises the option or right, however, he or she will realize ordinary income in the amount of the difference between option or grant price and the fair market value of the stock or payment received by him or her. The Company may take a business deduction at the time the option or right is exercised, in the amount includable as ordinary income by the employee.


     Under the Internal Revenue Code, Incentive Stock Options are accorded different tax treatment. An option holder generally will not realize income at the time of grant or exercise of an Incentive Stock Option. Upon sale of the underlying shares, if the sale occurs at least two years after the option was granted and at least one year after the date the shares were transferred to the employee, the gain realized on such sale will be treated as long-term gain.
The Company may not take a business deduction with respect to shares transferred under Incentive Stock Options if the sale occurs in accordance with these time requirements. However, if the employee fails to meet either of the time requirements described above, the excess of the fair market value of the shares at the time of exercise of the Incentive Stock Option over the option price will generally be treated as ordinary income in the year of sale and the Company will be entitled to a corresponding deduction.

     Further Amendments; Termination. The Committee or the Board of Directors may amend the Plan at any time, without shareholder approval, unless the amendment would increase the maximum number of shares for which awards may be granted under the Plan, or would modify the class of employees eligible to participate in the Plan. The Plan allows the Board to set the initial formula that determines awards to non-employee directors. Thereafter, the Board may adjust the formula in the future, provided that (i) no change in the formula is made more than once in any given six month period (except such changes as will not disqualify the awards as "formula awards" for purposes of Rule 16b-3 promulgated by the Securities and Exchange Commission) and (ii) a non-employee director may not be granted options under the Plan in a given year for stock exceeding one-half of 1% of the number of shares of common stock outstanding at the beginning of such year. The Plan will terminate on the tenth anniversary of its effective date unless sooner terminated by the Board or the Committee.

     The foregoing summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit A to this Proxy Statement. The affirmative vote of a majority of the outstanding shares of NEIC common stock is needed to approve the Plan. For these purposes, abstentions and broker non-votes will have the same effect as a vote against this proposal.

                 The Board of Directors recommends a vote "for"
                    approval of the NEIC Stock Option Plan.

                                 OTHER MATTERS

     All expenses of this solicitation will be borne by the Company. No person will receive any additional compensation for soliciting proxies from any shareholder. In addition to use of the mails, proxies may be solicited directly, or by telephone or other means, by Company employees. The Company will reimburse brokerage firms, custodians, nominees, and fiduciaries for the reasonable expenses of forwarding proxy materials to beneficial owners.

     At the date of this Proxy Statement, Management knows of no other matters that are to be brought before the Meeting. However, if any matters other than those set forth in the accompanying Notice should properly come before the Meeting, the persons named in the enclosed proxy will vote the proxies on such matters in their discretion.

     Shareholder Proposals for 1996 Meeting. The Company will consider for inclusion in its proxy materials for the 1996 Annual Meeting any shareholder proposal received by the Company in proper written form by February 15, 1996. Any such proposals should be addressed to the Company as follows: North East Insurance Company, 482 Payne Road, P.O. Box 1418, Scarborough, ME 04074, Attn:
Chairman of the Board of Directors.

                           By Order of the Board of Directors

                           SAMUEL M. KOREN, Clerk

                                                                       Exhibit A
                          NORTH EAST INSURANCE COMPANY
                               STOCK OPTION PLAN

1. Purpose. The purpose of this Plan is to promote the profitability of North East Insurance Company and its Subsidiaries by providing Directors and selected employees and with additional incentives to contribute to the success of the Company and by helping the Company to attract and retain qualified employees and Directors.

2. Definitions. As used in this Plan, the following words and phrases wherever capitalized shall have the following meanings, unless the context clearly indicates that a different meaning is intended:

     (a) "Award" shall mean any Option or Stock Appreciation Right granted pursuant to the Plan.

     (b) "Award Agreement" shall mean a written instrument that specifies the terms, conditions and restrictions of an Award and incorporates the applicable provisions of the Plan and such additional provisions not inconsistent therewith as the Committee shall determine.

     (c)  "Board" shall mean the Board of Directors of the Company.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

     (e) "Committee" shall mean the committee appointed pursuant to Section 3, which shall have the authority to control and manage the administration of the Plan.

     (f) "Common Stock" shall mean common stock, par value $1.00 per share, of the Company.

     (g)  "Company" shall mean North East Insurance Company.

     (h) "Director" shall mean a non-employee member of the Board of Directors of the Company.

     (i) "Disability" shall mean a participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months. A participant shall not be considered disabled unless he or she furnishes proof of the existence of such Disability in such form and manner, and at such times, as the Committee may require.

     (j)  "Employee" shall mean any person who is employed by the

Company or any Parent or Subsidiary for more than twenty (20) hours per week.

     (k) "Fair Market Value" per Share as of a given date shall mean the average of the closing bid and asked price of the Common Stock as quoted on NASDAQ. If there are no sales on the day on which Fair Market Value is to be determined, the price on the last previous day on which sales were reported shall be used to determine the Fair Market Value. If as of a given date the Common Stock is no longer quoted on NASDAQ, the Fair Market Value per Share shall be as otherwise reasonably determined by the Committee. Provided, however, that the Fair Market Value of Shares to be issued under any Incentive Stock Option shall in all events be determined in a manner that meets the applicable requirements of subsections 422(b)(5) and (c)(7) of the Code and the regulations issued thereunder.

     (l) "Incentive Stock Option" shall mean an option granted to an individual for any reason connected with his or her employment by a corporation, if granted by the employer corporation or its parent or subsidiary corporation, to purchase stock of any of such corporations, but only if such option meets the requirements of Section 422 of the Code.

     (m) "Nonqualified Stock Option" shall mean an Option granted under the Plan which is not an Incentive Stock Option.

     (n)  "Option" shall mean a right granted under the Plan to purchase Shares.

     (o) "Optionee" shall mean an Employee or Director who is granted an Option.

     (p) "Parent" shall mean a parent corporation within the meaning of subsections 424(e) and (g) of the Code.

     (q)  "Plan" shall mean the North East Insurance Company Stock Option Plan.

     (r) "Rule 16b-3" shall mean Rule 16b-3 of the Securities and Exchange Commission, as from time to time amended, and any successor regulation thereto.

     (s) "Share" shall mean a share of Common Stock of the Company, as adjusted in accordance with subsection 4(b) below.

     (t) "Stock Appreciation Right" shall mean a right granted under Section 8 to receive a payment, the amount of which shall be determined by reference to the value of a Share.

     (u) "Subsidiary" shall mean, for purposes of the Incentive Stock Option provisions of the Plan, a subsidiary corporation within the meaning of subsections 424(f) and (g) of the Code, and for all other purposes of the Plan, a corporation of which North East Insurance Company owns directly or indirectly at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote.

3.  Administration.

     (a) Committee Members. The Plan shall be administered by a committee consisting solely of non-employee members of the Board of Directors of the Company. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. Any member may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Further, any action of the Committee may be taken without a meeting if all of the members of the Committee sign written consents, setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

     (b) Powers. Except as otherwise provided by the Plan, the Committee shall have authority to administer all aspects of the Plan, including the power:

          (i)  to determine the persons eligible for Awards under the Plan;

          (ii)  to determine the time or times at which Awards shall be granted;

          (iii)  to determine the type or types of Awards to be granted;

          (iv) to determine the terms, conditions and restrictions of each Award;

          (v)  to make adjustments in accordance with subsection 4(b) below;

          (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; and

          (vii) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan.

Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties (including the Company), and their heirs, assigns and beneficiaries.

     (c) Signatures. The Committee may authorize any member thereof to execute all instruments required in the administration of the Plan, and such instruments may be executed by facsimile signature.

4.  Stock Subject to the Plan.

     (a) Limitations. Subject to the provisions of subsection (b), the maximum number of Shares available for issuance under the Plan, and the aggregate number of Shares which may be issued pursuant to Incentive Stock Options, shall be six hundred thousand (600,000) Shares.

     In the event that any Award granted under the Plan expires or terminates without the issuance of Shares or payment of other consideration in lieu of such Shares, the unissued Shares subject to such Award shall, unless the Plan has been terminated, become available for other Awards.

     In the event that an Employee or Director transfers stock issued by the Company in full or partial payment of the option price of an Option granted under the Plan, only the difference between (i) the number of Shares issued upon exercise of the Option and (ii) the number of Shares transferred in payment of the option price shall be counted for purposes of the foregoing limitation on the maximum number of Shares available for grant under the Plan. Notwithstanding the foregoing, the total number of Shares issued pursuant to the exercise of an Incentive Stock Option shall be counted for purposes of the foregoing special limitation on Shares issued pursuant to Incentive Stock Options.

     (b) Adjustments. If the number of Shares outstanding changes as a result of a stock split or stock dividend, the Committee shall proportionately adjust:
(i) the maximum number of Shares available for grant and the maximum aggregate number of shares which may be issued under Incentive Stock Options; (ii) the number of Shares to be issued under Awards; (iii) the option price with respect to Options; and (iv) the grant price with respect to Stock Appreciation Rights.

     In the event of a merger or consolidation in which the Company is the surviving corporation, or the acquisition by the Company of property or stock of another corporation, or any reorganization of the Company, the Committee shall appropriately adjust: (i) the number and class of Shares to be issued under Awards; (ii) the option price of Shares subject to Options; and (iii) the grant price with respect to Stock Appreciation Rights. Any adjustments under this subsection (b) affecting Incentive Stock Options shall be made so as to comply with the applicable provisions of Sections 422 and 424 of the Code.

     Upon the occurrence of a merger or consolidation in which the Company is not the surviving company, all Awards shall become exercisable to the extent provided in Section 10 below.

     Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, and upon issuance shall be deemed fully paid and nonassessable.

5.  Eligibility.

     (a) Awards to Employees. The Committee may, from time to time, designate Employees to whom Options or Stock Appreciation Rights may be granted in accordance with the terms of the Plan.

     (b) Awards to Directors. All Directors are to receive Awards on a periodic basis, as provided in subsection 6(b) below.

     (c) Eligibility for Incentive Stock Options. Employees who own ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiary are ineligible to receive Incentive Stock Options under the Plan. Non-employee members of the Board are ineligible to receive Incentive Stock Options.

6.  Granting of Awards.

     (a) Discretionary Awards. The Committee may grant more than one Award and more than one type of Award to any Employee. An Employee who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards before exercising such prior Award.

     In no event may any Employee be granted Awards of Options or Stock Appreciation Rights with respect to more than fifty thousand (50,000) Shares during the term of the Plan, subject to adjustment as provided in subsection 4(b). The Committee may condition an Employee's receipt of an Award and his or her exercise of an Option or Stock Appreciation Right on the attainment of performance goals. Performance goals may be expressed in terms of earnings per Share, stock price, total shareholder return, return on equity, or any similar quantifiable measures.

     (b) Formula Awards. Awards shall be made periodically to each non-employee member of the Board in accordance with the "formula award" provisions of Rule 16b-3. No other Awards may be made to Board members under the Plan, except discretionary awards under subsection 6(a) above to Board members who are also Employees.

     Unless and until revised by the Board in accordance with Rule 16b-3, each Director shall receive Awards as follows: commencing March 31, 1996 (or, if later, the last day of the quarter in which shareholder approval of the Plan is first obtained), a Nonqualified Stock Option shall be deemed granted to each Director for each calendar quarter during which he or she has served as a Director; the grant date shall be the last day of such quarter; the option price shall equal the Fair Market Value of a Share as of the end of such quarter; the number of Shares for which the Option is exercisable shall be the number last fixed by the Board for quarterly grants under this provision (except that if the Optionee has not been a non-employee member of the Board for the entire quarter, the number of Shares shall be reduced proportionately based on the number of days he or she has held such status); the Option shall become exercisable one (1) year after the date of grant; the Option shall terminate ten (10) years after the date of grant, and shall not terminate by reason of the Optionee's death, disability or other termination as a Director; and the option price for the Option shall be payable in cash, Company stock (valued at Fair Market Value on the date of exercise), or both, in the discretion of the Optionee.

     The terms on which formula awards are to be granted may be changed by the Board from time to time, provided that (i) no such change shall affect the terms of Awards previously granted and (ii) no such change may be made within six months after any prior change in the formula (except that the Board may make such changes as will not disqualify any prior or future Awards under this subsection 6(b) as "formula awards" for purposes of Rule 16b-3). Furthermore, except pursuant to a Plan amendment approved by the shareholders of the Company, in any given calendar year, no Director may be granted Options under this subsection 6(b) with respect to Shares exceeding one-half percent (0.5%) of the number of Shares outstanding at the beginning of such year.

7.  Options.

     (a) Option Agreement. Each Option granted under the Plan shall be evidenced by an Award Agreement ("Option Agreement"), specifying the option price, the number of Shares subject to the Option and such other terms, conditions and restrictions as the Committee shall determine. In addition, each Option shall be clearly identified as either an Incentive Stock Option or a Nonqualified Stock Option.

     (b) Term of Option. The term of each Option shall be set forth in the Option Agreement, but in no event shall an Incentive Stock Option be exercisable after the expiration of ten (10) years from the date such Option is granted.

     (c) Option Price. The option price at which Shares may be purchased under the Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

     (d) Nontransferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Notwithstanding the preceding sentence, the transfer of Nonqualified Stock Options to family members or family trusts (and exercise by the transferee) shall be permissible if and to the extent permitted under Rule 16b-3.

     (e) Manner of Exercise. An Option granted under the Plan shall be exercisable at such times and under such circumstances as shall be permissible under the terms of the Plan and the Option Agreement. An Option shall be deemed to be exercised when the Optionee gives written notice of such exercise to the Company in accordance with the terms of the Option Agreement and the Company receives full payment for the Shares with respect to which the Option is exercised. Except as the Option Agreement otherwise provides, payment shall be made in cash or by delivery of Company stock owned by the Optionee, in a form suitable for transfer, or a combination thereof, as the Optionee may elect.

       Stock transferred to the Company in full or partial payment for Shares shall be valued at Fair Market Value on the date of exercise of the Option.

8.  Stock Appreciation Rights.

     (a) SAR Agreement. Any Stock Appreciation Rights granted under the Plan shall be evidenced by an Award Agreement ("SAR Agreement"), specifying the grant price, the number of such rights, and such other terms, conditions and restrictions as the Committee shall determine.

     (b) Amount of Payment. A participant to whom a Stock Appreciation Right has been granted shall be entitled to receive payment of an amount equal to the excess of (i) the Fair Market Value of one (1) Share on the date of exercise of such right over (ii) the grant price of the right; provided that, if so specified in the SAR Agreement, the Fair Market Value of a Share with respect to a Stock Appreciation Right that is not related to an Incentive Stock Option may be determined as of any given date prior to the date of exercise.

     (c) Grant Price. The grant price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted.

     (d) Nontransferability of Rights. Stock Appreciation Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the recipient. Notwithstanding the preceding sentence, the transfer of Stock Appreciation Rights to family members or family trusts (and exercise by the transferee) shall be permissible if and to the extent permitted under Rule 16b-3.

     (e) Manner of Exercise. A Stock Appreciation Right granted under the Plan shall be exercisable at such times and under such circumstances as shall be permissible under the terms of the Plan and of the SAR Agreement. A Stock Appreciation Right shall be deemed exercised when the recipient gives written notice of such exercise to the Company in accordance with the terms of the SAR Agreement.

     (f) Form of Payment. Payment with respect to the exercise of a Stock Appreciation Right may be made in cash, Shares or a combination thereof, as the Committee shall determine. To the extent that such payment is made in Shares, the Shares shall be valued at Fair Market Value on the date of payment.

     (g) Related Options. A Stock Appreciation Right may, but need not, relate to an Option granted under the Plan. A Stock Appreciation Right related to a Nonqualified Stock Option may be granted simultaneously with the granting of such Option or at any time thereafter before the exercise or termination of such Option. A Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted.

     A Stock Appreciation Right related to the full number of Shares subject to an Option shall terminate upon exercise or termination of the Option to the extent such Option is exercised or terminated. A Stock Appreciation Right related to less than the full number of Shares subject to an Option shall not be affected by the exercise or termination of the Option until such exercise or termination exceeds the number of Shares not related to the Stock Appreciation Right; thereafter such right shall terminate to the extent such Option is further exercised or terminated.

     To the extent that a Stock Appreciation Right related to an Option has been exercised, such Option shall no longer be exercisable.

9. Termination of Employment. In the event an Employee ceases to be employed by the Company or any Parent or Subsidiary and is no longer employed by any of them, for any reason other than death or Disability, and except as the Award Agreement otherwise expressly provides, each outstanding Award to the Employee may be exercised at any time prior to the expiration date of the Award or three
(3) months after the date employment ceases (whichever is earlier), but only to the extent the Employee had the right to exercise such Award at the date his or her employment ceased. Termination of a Director's status as such shall not affect the term of any formula award granted to him or her pursuant to subsection 6(b) above.

     (a) Disabled Employee. In the event an Employee who is disabled ceases to be employed by the Company or any Parent or Subsidiary by reason of such Disability, and is no longer employed by any of them, such Employee may exercise an Award at any time prior to the expiration date of the Award (or, in the case of an Incentive Stock Award, within one (1) year after the date such Employee's employment ceases, whichever is earlier), but only to the extent the Employee had the right to exercise such Award at the date his or her employment ceased.

     (b) Death of Employee. In the event an Employee dies while in the employ of the Company or any Parent or Subsidiary, then to the extent that the Employee would have been entitled to exercise an Award immediately prior to his or her death, such Award may be exercised by the estate of such Employee or by such person or persons to whom such Employee's rights pass by will or by the laws of descent and distribution, at any time prior to the expiration date of the Award or within one (1) year after the death of the Employee, whichever is earlier.

10. Change in Control. Upon the occurrence of a Change in Control Event of the Company, and except as the Option Agreement or SAR Agreement otherwise expressly provides and except for formula awards to Directors pursuant to
Section 6(b) above, all then outstanding Options and Stock Appreciation Rights not previously exercisable shall be become exercisable. For purposes of this Section, each of the following events shall constitute a Change in Control
Event:

     (a)  The Company's shareholders approve:

          (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which all or a portion of the shares of Common Stock would be converted into cash, securities or other property; or

          (ii) any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

Notwithstanding subparagraphs (i) and (ii) above, the term "Change in Control Event" shall not include a consolidation, merger or other reorganization if upon consummation of such transaction (x) all of the outstanding voting stock of the Company is owned, directly or indirectly, by a holding company, (y) the holders of Common Stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the holding company and
(z) the holding company agrees to assume the Company's obligations under all outstanding Awards and to issue, upon exercise of any Award payable in Shares, holding company securities which the Committee determines to be equivalent in value and voting power to the consideration that the holder of a like number of Shares would receive pursuant to the reorganization.

     (b) Within any twenty-five (25) month period, individuals who were Independent Directors at the beginning of such period, together with any other Independent Directors first elected as directors of the Company pursuant to nominations approved or ratified by at least two-thirds (2/3) of the Independent Directors in office immediately prior to such respective elections, cease to constitute a majority of the Board.

     For purposes of the Plan, an "Independent Director" as of a given date shall mean a member of the Board who has been a director of the Company throughout the six (6) months prior to such date, has not been an employee of the Company at any time during such six (6) month period, has not at any time during such six (6) month period beneficially owned more than ten percent (10%) of the outstanding Shares, and none of whose affiliates or associates has at any time during such six (6) month period beneficially owned more than ten percent (10%) of the outstanding Shares. For purposes of this paragraph, the terms "affiliate" and "associate" shall have the meanings ascribed to them by regulations promulgated under Section 12(b) of the Securities Exchange Act of 1934, as amended, and the term "beneficial ownership" shall have the meaning ascribed to it by regulations promulgated under Section 13(d) of that Act.

11.     Amendment and Termination.

     (a) Amendment. The Board of Directors or the Committee, without further approval of the shareholders of the Company, may amend the Plan from time to time in such respects as the Board or the Committee may deem advisable, provided that no amendment shall become effective prior to approval of the shareholders of the Company if such amendment:

          (i) increases the maximum number of Shares for which Awards may be granted; or

          (ii) modifies the class of persons eligible to participate in the Plan.

Notwithstanding the foregoing, the provisions of the Plan under which formula awards are to be made to Directors may be amended only by the Board, subject to shareholder approval if required. The terms under which formula awards are to be made shall not be changed except as permitted by subsection 6(b) above or except as the shareholders may otherwise approve.

     (b) Termination. The Board or the Committee, without further approval of the shareholders of the Company, may at any time terminate the Plan.

     (c) Effect of Amendment or Termination. No amendment or termination of the Plan shall adversely affect Awards already granted to an Employee or Director, without such person's prior written consent, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated.

12. Effective Date of Plan. The Plan shall be effective as of January 1, 1996 or its approval by the shareholders of the Company, whichever is later.

13.  Term of Plan.  No Award shall be granted pursuant to the Plan after ten
(10) years from the effective date of the Plan. Awards granted prior to the end of such period may extend beyond such period, except as otherwise provided herein or in the Award Agreement.

14.  Miscellaneous.

     (a) Award Agreement. Upon executing an Award Agreement, an Employee or Director shall be bound by such Agreement and by the applicable provisions of the Plan.

     (b) Employment. The granting of an Award to an Employee shall not give the Employee any right to be retained in the employ of the Company or any Parent or Subsidiary.

     (c) Tax Withholding. The Company shall be authorized to withhold from any Award granted, or payment due, under the Plan the amount of any taxes required by law to be withheld because of such Award or payment, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

     (d) Headings. Paragraph headings are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of the Plan.

     (e) Construction. The validity, construction and effect of the Plan and regulations relating to the Plan shall be determined in accordance with the laws of the State of Maine and applicable Federal law.

                         NORTH EAST INSURANCE COMPANY
                                    PROXY
                    (SOLICITED BY THE BOARD OF DIRECTORS)

The undersigned appoints Robert G. Schatz and Samuel M. Koren, or either of them, proxies with full power of substitution, to represent and vote all shares of Common Stock of North East Insurance Company held by the undersigned, at the Substitute Annual Meeting of Shareholders to be held November 15, 1995, or any adjournment thereof.

        1. TO FIX THE NUMBER OF DIRECTORS AT TEN AND TO ELECT THE FOLLOWING NOMINEES TO THE BOARD OF DIRECTORS:
Robert G. Schatz, Joseph M. Hochadel, Edward L. Dilworth, Jr., Andrew Greenbaum, Bruce H. Suter, Edward B. Batal, David D. Chase, Terence P. Cummings, Robert A. Hancock, and Wilson G. Hess
(To withhold authority for one or more nominees, cross out his name or their names)

        2. TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND AS INDEPENDENT ACCOUNTANTS TO THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1995

               [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

        3.  TO APPROVE THE NEIC STOCK OPTION PLAN

               [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

        4. In their discretion, upon such other matters as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholder. Where no direction is made, this proxy will be voted "FOR" the nominated directors and "FOR" proposals 2 and 3. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Meeting.


                                          Dated:________________________, 1995

                                          ____________________________________
                                          Signature

                                          ____________________________________
                                          Signature

Personal representatives, custodians, trustees, partners, corporate officers, and attorneys-in-fact should add their titles as such.

PLEASE VOTE AND DATE THIS PROXY, SIGNING IT AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.